EXHIBIT 21.1
                                MICROGRAFX, INC.

                           SUBSIDIARIES OF REGISTRANT



Information is set forth below concerning all subsidiaries of the Company as of June 30, 1999:

NAME OF SUBSIDIARY                         INCORPORATION              COMPANY

InterCAP Graphics Systems                  Delaware                      100%
Micrografx France, SARL                    France                        100%
Micrografx Deutschland GmBH                Germany                       100%
Micrografx Japan. K.K.                     Japan                         100%
Micrografx B.V.                            The Netherlands               100%
Micrografx Technology N.V.                 Netherlands Antilles          100%
Micrografx, Ltd.                           United Kingdom                100%
Micrografx Australia Pty. Limited          Australia                     100%
Micrografx Italia S.r.l.                   Italy                         100%
Visual Acquisition, Inc.                   Delaware                      100%
AdvanEdge Acquisition, Inc.                Delaware                      100%
WebKnight Acquisition, Inc.                Delaware                      100%
Micrografx Interactive, Inc.               Delaware                      100%



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